Exhibit 10.82

                                    AMENDED AND RESTATED
                               EXECUTIVE EMPLOYMENT AGREEMENT

EXECUTIVE EMPLOYMENT AGREEMENT dated and effective as of November 4, 1999, by and between ALLIANCE GAMING CORPORATION, a Nevada corporation, 6601 South Bermuda Road, Las Vegas, Nevada 89119 (the "Company"), and ROBERT L. MIODUNSKI (the "Executive").

The parties agree as follows:

1. Employment. The Company employs the Executive, and the Executive accepts employment by the Company, on the terms and conditions set forth in this Agreement.

1. Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on January 1, 1998, and, unless terminated earlier pursuant to this Agreement, shall expire on December 31, 2001.

1. Position and Duties. The Executive shall serve as Chief Operating Officer of the Company, President of Bally Gaming, Inc. and President of United Coin Machine Co., and shall report to the Chief Executive Officer of the Company and, in the absence of a Chief Executive Officer, to the Board of Directors. The Executive shall perform the duties contemplated by such title and such other duties, consistent with his experience and abilities, as may be assigned to the Executive by the Board of Directors and Chief Executive Officer of the Company. The Executive shall devote his full time and efforts to the business and affairs of the Company, use his best efforts to further the interests of the Company, and at all times conduct himself in a manner that reflects credit on the Company. It is contemplated that the Executive shall render services to the Company from the Company's principal place of business; however, the parties acknowledge and agree that the Executive may be required to travel extensively in fulfilling his duties hereunder.

1.    Compensation.

     a. Salary. The Company shall pay the Executive a base salary of $325,000 a year in installments on the regularly recurring paydays in accordance with the Company's practice. Increases in the base salary shall be considered by the Company at least annually, beginning with the completion of the first year of employment and will be based on criteria applicable to other senior executives of the Company, provided, however, that the award of any such increase shall be at the sole discretion of the Company.

     a. Bonuses. The Executive shall be paid, at the time of signing this Agreement, a cash bonus in the sum of $100,000, and shall also be eligible to receive a cash bonus from the Company each year. It is contemplated but not certain that such annual bonus shall be between 50% and 100% of Executive's base salary, based upon performance of the Company; it being understood, however, that the Company shall not be obligated to pay any bonus, and the payment, if any, and amount and timing of any such bonus shall be solely within the discretion of the Company and may be based on any criteria the Company deems relevant.

     a. Options. The Executive shall receive options, pursuant to the Company's 1996 Long-Term Incentive Plan, to acquire 52,000 shares of the Common Stock of the Company (the "New Options"). Of this total number, 17,334 options shall have vested and become exercisable as of the date of this Amendment. The remaining options shall vest and become exercisable as follows:
                  October 31, 2000                          17,333 shares
                  October 31, 2001                          17,333 shares

     All of the New Options granted to Executive hereunder shall have an exercise price equal to the closing price on the date of execution of this Amendment, shall expire on October 31, 2009, and be subject to all terms and restrictions on exercise set forth in the Company's 1996 Long Term Incentive Stock Option Plan.

     a. Reimbursement of expenses. In accordance with established policies and procedures of the Company as in effect from time to time, the Company shall pay to or reimburse the Executive for all reasonable and actual out-of-pocket expenses including but not limited to travel, hotel, and similar expenses, incurred by the Executive from time to time in performing his obligations under this Agreement.

     a. Vacation. The Executive shall be entitled to annual paid vacation time, prorated for any partial employment year, consistent with the Company's policy applicable to its senior executives. The Executive also may accumulate and carry forward unused vacation days from year to year consistent with Company policy. The Executive shall also be entitled to reasonable periods of sick leave with compensation and all paid holidays given by the Company to its senior executive officers.

     a. Other benefits. The Executive shall be entitled to other employment benefits, including but not limited to life insurance, medical and hospitalization, disability, and retirement benefits, consistent with the benefits provided to other senior executives of the Company.

     a. No Reduction. There shall be no material reduction or diminution of the benefits provided in this section during the term of this Agreement unless (i) the Executive consents, (ii) an equitable arrangement (embodied in a substitute or alternative benefit or plan) is made with respect to such benefit or plan, or
(iii) the reduction is part of a program of across-the-board benefit reductions similarly affecting the senior executive officers of the Company.

     a. No later than ninety (90) days prior to the end of the scheduled termination date set forth in Paragraph 2, the Company shall notify Executive whether it intends to renew this Agreement for an additional term and also of its intentions with respect to the enforcement of the restrictive covenants of Paragraph 6(a).

1.    Termination.

     a. Disability. If the Executive, because of illness or incapacity, fails to discharge his duties under this Agreement for six or more consecutive months or for noncontinuous periods aggregating to twenty-two weeks in any twelve-month period, the Company may terminate this Agreement on thirty days' notice, whereupon the obligations of the Company and the rights of the Executive under this Agreement shall terminate, except that:

     i. The Company shall pay the Executive's salary on a pro-rata basis through the date of termination, offset by any benefits payable to the Executive under any disability insurance policy paid for by the Company; and

     i. One-half of any unvested Options shall vest and become exercisable by the Executive's estate for two years after the date of the Executive's death; and

     i. The Executive shall have the right, at the Executive's expense, to the assignment of any and all insurance policies or health protection plans in accordance with the terms and conditions of those plans.

     a. Death. In the event of the Executive's death, this Agreement shall terminate as of the date of his death, in which case the obligations of the Company and the rights of the Executive under this Agreement shall terminate except that:

     i. The Company shall continue to pay the Executive's salary for six months after the date of death, offset by any benefits payable to the Executive or the Executive's estate under any life insurance policy paid for by the Company; and

     i. The Company shall reimburse the Executive's estate for all expenses incurred and reimbursable under section ; and

     i. One-half of any unvested Options shall vest and become exercisable by the Executive's estate for two years after the date of the Executive's death.

     a. Termination by Company for Cause.

     i. The Company may terminate this Agreement for cause at any time immediately on notice to the Executive, in which case the Company's obligations and the Executive's rights under this Agreement shall terminate. For purposes of this provision, the term "cause" includes, but is not limited to:
     (1) The Executive's insubordination, fraud, disloyalty, dishonesty, willful misconduct, or gross negligence in the performance of the Executive's duties under this Agreement, including willful failure to perform such duties as may properly be assigned to the Executive under this Agreement.

     (1) The Executive's material breach of any provision of this Agreement.

     (1) The Executive's failure to qualify (or having so qualified being thereafter disqualified) under any suitability or licensing requirement of any jurisdiction or regulatory authority to which the Executive may be subject by reason of his position with the Company and its affiliates or subsidiaries.

     (1) The Executive's commission of a crime against the Company or violation of any law, order, rule, or regulation pertaining to the Company's business.

     (1) The Executive's inability (other than because of death or disability under sections and ) to perform the job functions and responsibilities assigned in accordance with standards established, whether or not in writing, from time to time by the Company, in its sole discretion.

     (1) The Company obtains from any source information with respect to the Executive or this Agreement that would, in the opinion of the Company, jeopardize the gaming licenses, permits, or status of the Company or any of its subsidiaries or affiliates with any gaming commission, board, or similar regulatory or law enforcement authority.

     i. Any termination by the Company for cause shall not be in limitation of any other right or remedy the Company may have under this Agreement or otherwise.

     a. Termination by Company without cause. The Company may terminate this Agreement at any time without cause (as defined in paragraph ), whereupon the Company's obligations and the Executive's rights under this Agreement shall terminate, except that:

     i. The Company shall continue to pay the Executive's salary and furnish the benefits described in paragraph for twelve months after the date of termination, offset by any compensation and benefits received by the Executive from other employment during that period; and

     i. One-half of any unvested Options granted to Executive prior to this Agreement shall vest and become exercisable by the Executive for two years after the date of termination and, with respect to the New Options, all New Options which would vest during the twelve calendar months following the date of termination shall vest and become exercisable, subject to all terms and restrictions on exercise set forth in the Company's 1996 Long-Term Incentive Plan.

     a. Termination by Executive with cause. If the Executive resigns with cause, the Company's obligations and the Executive's rights under this Agreement shall terminate, except that:

     i. The Company shall continue to pay the Executive's salary and furnish the benefits described in paragraph 4(f) for twelve months after the date of termination, offset by any compensation and benefits received by the Executive from other employment during that period; and

     i. One-half of any unvested Options shall vest and become exercisable by the Executive for two years after the date of termination.

            As used in this  provision,  "cause"  is  limited  to the  Company's failure to cure either of the following within thirty days after demand by the Executive: (i) the Company's failure to pay any portion of the base salary within thirty days after it is due, and
            (ii) the assignment to the Executive of duties materially inconsistent with the duties and position set forth in this Agreement.

     a. Termination by Executive without cause. If the Executive resigns without cause (as defined in paragraph ), this Agreement shall terminate as of the date of his resignation, and the Company's obligations and the Executive's rights under this Agreement shall terminate.

     a. Survival of restrictive covenants. Notwithstanding the expiration or termination of this Agreement for any reason, the Executive's covenants in section and his obligations under that section shall survive the termination of this Agreement as set forth in that section.

1.    Restrictive covenants.

     a. Covenant not to compete.

     i. During the term of this Agreement and for twelve months after its termination for any reason (other than its expiration at the end of its term pursuant to paragraph , except as otherwise provided in paragraph ), the Executive will not, directly or indirectly, whether as employee, owner, partner, agent, employee, officer, consultant, advisor, stockholder (except as the beneficial owner of not more than 5 percent of the outstanding shares of a corporation, any of the capital stock of which is listed on any national or regional securities exchange or quoted in the daily listing of over-the-counter market securities and, in each case, in which the Executive does not undertake any management or operational or advisory role) or in any other capacity, for the Executive's own account or for the benefit of any person or entity, establish, engage, or be connected with any person or entity that is at the time engaged in a business then in competition with the business of the Company (which, for purposes of this paragraph, shall include any of the Company's subsidiaries or affiliates) in any area where the Company is doing business at the time of termination. The Company and the Executive acknowledge and agree that the Company's market is unlimited geographically and that the scope and duration of the covenant in this paragraph are reasonable and fair; however, if a court of competent jurisdiction determines that this covenant is overbroad or unenforceable in any respect, the Company and the Executive acknowledge and agree that the covenant shall be enforced to the greatest extent any such court deems appropriate, and such court may modify this covenant to that extent.

     i. At the expiration of this Agreement at the end of its term under paragraph , the Company may, in its sole and absolute discretion, continue to pay the Executive the base salary set forth in paragraph and the other benefits set forth in paragraph , in which case, and for so long as the Company continues to do so, the Executive shall be bound by the covenant set forth in paragraph .

     a. Covenant not to solicit customers, employees, or consultants. Executive shall not, directly or indirectly, during the term of this Agreement and for twelve months after its expiration or termination for any reason, (i) solicit the trade or patronage of any of the customers or prospective customers of the Company (which, for purposes of this paragraph, shall include any of the Company's subsidiaries or affiliates) or of anyone who has heretofore traded or dealt with the Company, regardless of the location of such customers or prospective customers of the Company with respect to any technologies, services, products, trade secrets, or other matters in which the Company is active, or
(ii) aid or endeavor to solicit or induce any other employee or consultant of the Company to leave the Company to accept employment of any kind with any other person or entity.

     a. Confidential Information and Non-Disparagement.

     i. In accordance with NRS 600A.010 et seq. (the so-called Uniform Trade Secrets Act), the Executive shall hold in a fiduciary capacity for the benefit of the Company and its stockholders all secret, confidential, and proprietary information, knowledge, and data relating to the Company (and any of its subsidiaries or affiliates), obtained by the Executive during or by reason of the Executive's employment by the Company. During the term of this Agreement and after its expiration or termination for any reason, the Executive shall not, without the prior written consent of the Company or except as may be required by law, communicate or divulge any such information, knowledge, or data to any person or entity other than the Company (or as applicable its subsidiaries or affiliates) and those designated by them that would result in any misappropriation under and as defined in such Act, except that, while employed by the Company, in furtherance of the business and for the benefit of the Company, the Executive may provide confidential information as appropriate to attorneys, accountants, financial institutions, and other persons or entities engaged in business with the Company from time to time.

     i. Each of the Executive and the Company agrees that during the Term and for a period of three years following any applicable termination date, neither shall, publicly or privately, disparage or make any statements (written or oral) that could impugn the integrity, acumen (business or otherwise), ethics or business practices, of the other, except, in each case, to the extent (but solely to the extent) (i) necessary in any judicial or arbitral action to enforce the provisions of this Agreement or (ii) in connection with any judicial, regulatory or administrative proceeding to the extent required by applicable laws. For purposes of this Section 6(c)(ii), references to the Company include its officers, directors, employees, consultants and shareholders (which are reasonably known as such to the Executive) on the date hereof and hereafter.

     a. Standstill. During the term of this Agreement and for twelve months after its expiration or termination for any reason, the Executive shall not, singly or with any other person, directly or indirectly:

     i. Propose, enter into, agree to enter into, or encourage any other person to propose, enter into, or agree to enter into (i) any form of business combination, acquisition, or other transaction relating to the Company or any of its subsidiaries or affiliates, or (ii) any form of restructuring, recapitalization, or similar transaction with respect to the Company or any of its subsidiaries or affiliates; or

     i. Acquire, or offer, propose, or agree to acquire, by tender offer, purchase, or otherwise, any voting securities of the Company or of its subsidiaries or affiliates, except through the exercise of options or warrants beneficially owned as of the date of this Agreement; or

     i. Make or in any way participate in any solicitation of proxies or written consents with respect to voting securities of the Company or any of its affiliates or subsidiaries (it being understood that the mere execution of a proxy or written consent for his own securities beneficially owned shall not be treated as constituting participation in such a solicitation); or

     i. Become a participant in any election contest with respect to the Company or a nominee to or member of its board of directors or the board of directors of any affiliate or subsidiary of the Company or any of its affiliates or subsidiaries; or

     i. Seek to influence any person with respect to the voting or disposition of any voting securities of the Company or any of its affiliates or subsidiaries; or

     i. Demand a copy of the list of stockholders or other books and records of the Company or any of its subsidiaries or affiliates; or

     i. Participate in or encourage the formation of any partnership, syndicate, or other group that owns or seeks or offers to acquire beneficial ownership of any voting securities of the Company or any of its affiliates or subsidiaries or that seeks to affect control of the Company or any of its affiliates or subsidiaries or for the purpose of circumventing any provision of this Agreement; or

     i. Propose or support any director or slate of directors for nomination, appointment, or election to the board of directors of the Company or any of its affiliates or subsidiaries (it being understood that the mere execution of a proxy or written shareholder consent for his own securities beneficially owned shall not be treated as constituting such support); or

     i. Otherwise act to seek or to offer to control or influence, in any manner, the management, the board of directors, or the policies of the Company or any of its affiliates or subsidiaries; or

     i.   Seek to amend or change this provision.

     a. The Executive acknowledges that the Company will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if the Executive breaches any of his obligations under this section. Accordingly, the Executive agrees that the Company will be entitled, at the Company's option, to injunctive relief without the necessity of posting a bond against any breach or prospective breach by the Executive of the Executive's obligations under this section in any federal or state court of competent jurisdiction sitting in the State of Nevada, in addition to monetary damages and any other remedies available at law or in equity. The Executive hereby submits to the jurisdiction of such courts for the purposes of any actions or proceedings instituted by the Company to obtain such injunctive relief, and agrees that process may be served on the Executive by registered mail, addressed to the last address of the Executive known to the Company, or in any other manner authorized by law.

     a. Material Inducements. The restrictive covenants and other provisions in this section are material inducements to the Company entering into and performing this Agreement. Accordingly, in the event of any breach of the provisions of this section by the Executive, in addition to all other remedies at law or in equity possessed by the Company, (i) the Company shall have the right to terminate and not pay any amounts payable to the Executive under this Agreement, (ii) all Options that are unexercised shall be immediately forfeited and returned to the Company, and (iii) the Executive shall immediately account to the Company and return to the Company an amount in cash equal to all profits or benefits obtained or realized by the Executive by virtue of the ownership or disposition of the Options.

     a. For a period of two (2) years after the closing date of any transaction in which the Company shall have sold, whether by merger, stock purchase, asset purchase or other acquisition, all or substantially all of the stock or assets of United Coin Machine Co., or the remaining term of the non-competition provisions of Paragraph 6(a), whichever is shorter, the Executive shall not, directly or indirectly, whether as employee, owner, partner, agent, officer, consultant, advisor, stockholder (except as the beneficial owner of not more than 5 percent of the outstanding shares of a corporation, any of the capital stock of which is listed on any national or regional securities exchange or quoted in the daily listing of over-the-counter market securities and, in each case, in which the Executive does not undertake any management or operational or advisory role) or in any other capacity, for the Executive's own account or for the benefit of any person or entity, be connected with United Coin Machine Co., any successor company or any person or entity that acquires United Coin Machine Co., nor any other person or entity that is engaged in a business then in competition with United Coin Machine Co. in any area where United Coin Machine Co. is doing business during the time set forth above.

1. Indemnification and Liability Insurance. If the Executive is or during the term of this Agreement becomes a director of or holds a corporate office with the Company:

     a. Indemnification. The Company shall indemnify and hold the Executive harmless, to the fullest extent legally permitted by Section 78.751 of the Nevada Corporation Code (as amended and in effect from time to time) against any and all expenses, liabilities, and losses (including without limitation, reasonable attorneys' fees and disbursements of counsel reasonably satisfactory to the Company), incurred or suffered by him in connection with his service as a director or officer of the Company under this Agreement, in each case, except to the extent of the Executive's intentional misconduct, fraud, or knowing violation of law.

     a. Insurance. The Company shall maintain, for the benefit of the Executive, a directors' and officers' liability insurance policy insuring the Executive's service as a director or officer or both of the Company (or any affiliate or subsidiary of the Company) during the term of this Agreement in accordance with its customary practices as in effect from time to time. The parties acknowledge and agree that the policy may cover other officers and directors of the Company in addition to the Executive.

1. Licenses and approvals. This Agreement is contingent on any necessary approvals and licenses from any regulatory authorities having jurisdiction over the parties or the subject matter of this Agreement. Each party shall promptly apply to the appropriate regulatory authorities for any licenses and approvals necessary for that party to perform under this Agreement, shall diligently pursue its applications and pay all associated costs and fees, and shall otherwise cooperate with any requests, inquiries, or investigations of any regulatory authorities or law enforcement agencies in connection with the Company, its affiliates, or this Agreement. If any license or approval necessary for either party to perform under this Agreement is denied, suspended, or revoked, this Agreement shall be void, provided, however, that if the denial, suspension, or revocation affects performance of the Agreement in part only, the parties may be mutual agreement continue to perform under this Agreement to the extent it is unaffected by the denial, suspension, or revocation.

1. Compliance program. The parties acknowledge that Alliance Gaming Corporation, as a company that operates and as the parent of companies that operate under privileged licenses in a highly regulated industry, maintains a compliance program to protect and preserve the name, reputation, integrity, and good will of Alliance and its subsidiaries and affiliates through a thorough review and determination of the integrity and fitness, both initially and thereafter, of any person or company that performs work for those companies or with which those companies are otherwise associated, and to monitor compliance with the requirements established by gaming regulatory authorities in various jurisdictions around the world. This Agreement and the association of the Company and its affiliates with the Executive are contingent on the continued approval of Alliance and its compliance committee under the Alliance compliance program. The parties shall cooperate with Alliance and its compliance committee as reasonably requested by Alliance or the committee and shall provide the committee with such information as it may request. If Alliance, acting on the recommendation of the committee, withdraws its approval of this Agreement or one or more of the other parties, then this Agreement shall be void and neither party shall have any rights thereunder.

1.    General Provisions.

     a. Arbitration. Any controversy or claim arising out of or relating to this Agreement or its breach (except, at the option of the Company, a controversy or claim arising out of or relating to section , which the Company may choose to be adjudicated in a federal or state court sitting in Las Vegas, Nevada), shall be settled by arbitration in Las Vegas, Nevada, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. If any arbitration or other legal or equitable action or proceeding is instituted to enforce any provisions of this Agreement, the prevailing party shall be entitled to recover as costs such amounts as the court or arbitrator may judge to be reasonable, including costs and attorneys' fees.

     a. Further assurances. Each party shall execute all documents and take all other actions necessary to effect the provisions and purposes of this Agreement.

     a. Entire agreement. This Agreement contains the entire agreement between the parties and supersedes all other oral and written agreements previously entered into by the parties concerning the same subject matter.

     a. Modification, rescission, and assignment. This Agreement may be modified or rescinded only with the written consent of both parties. Neither this Agreement nor any right or interest under this Agreement shall be assignable by either party without the written consent of the other, provided, that (i) if the Executive dies during the term of this Agreement, the Executive's estate and his heirs, executors, administrators, legatees, and distributees shall have the rights and obligations as provided in this Agreement, and (ii) nothing contained in this Agreement shall limit or restrict the Company's ability to merge or consolidate or effect any similar transaction with any other entity, irrespective of whether the Company is the surviving entity (including a split up, spin off, or similar type transaction), provided that one or more of such surviving entities continues to be bound by the provisions of this Agreement now binding on the Company.

     a. Controlling law; severability. Nevada law shall govern this Agreement and its interpretation. If any provision is unenforceable for any reason, it shall be deemed stricken from the Agreement but shall not otherwise affect the intention of the parties or the remaining provisions of the Agreement.

     a. Binding effect. This Agreement shall bind and inure to the benefit of each of the parties and their respective heirs, successors, administrators, executors, and assigns.

     a. No third party benefits. This Agreement is for the benefit of the parties and their permitted successors and assigns. The parties intend neither to confer any benefit hereunder on any person, firm, or corporation other than the parties hereto, nor that any such third party shall have any rights under this Agreement.

     a. Indulgence. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence.

     a. Notices. All notices required by this Agreement must be in writing and must be delivered, mailed, or telecopied to the addresses given above or such other addresses as the parties may designate in writing.

     a. Counterparts; facsimiles. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. This Agreement may be executed and delivered by exchange of facsimile copies showing the signatures of the parties, and those signatures need not be affixed to the same copy. The facsimile copies so signed will constitute originally signed copies of the same consent requiring no further execution.

     a. Captions; construction; drafting ambiguities. The captions in this Agreement are for convenience only and shall not be used in interpreting it. In interpreting this Agreement any change in gender or number shall be made as appropriate to fit the context. Each party has reviewed and revised this Agreement with independent counsel or has had the opportunity to do so. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.

1. Condition precedent. This Agreement is subject to approval by the Company's board of directors and shall be of no force and effect until that approval is given and is evidenced by a written resolution of the board.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

"COMPANY"                                    "EXECUTIVE"
Alliance Gaming Corporation


                                             __________________________________
By:                                          Robert L. Miodunski